EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

1A-11

Acknowledgement of Independent Registered Public Accounting Firm

We agree to the inclusion in this Regulation A Offering Circular, in Amendment No. 9 to the Registration Statement (Form 1-A/A), of our report dated March 1, 2016, with respect to the consolidated financial statements of Brewdog USA Inc. as of December 31, 2015 and for the period from April 22, 2015 (inception) to December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Columbus, OH
July 22, 2016